EXHIBIT 21.1



                          CAPITAL SOUTHWEST CORPORATION

                              List of Subsidiaries




Name of Subsidiary                                        State of Incorporation
------------------                                        ----------------------

Balco, Inc.                                               Delaware
Humac Company                                             Texas
The RectorSeal Corporation                                Delaware
Lifemark Group (formerly Skylawn Corporation)             Nevada
The Whitmore Manufacturing Company                        Delaware